Exhibit 99

[Logo Omitted]
James Monroe Bancorp, Inc.
3033 Wilson Blvd.
Arlington, VA   22201

703/524-8100
www.jamesmonroebank.com
-----------------------

Contact: John R. Maxwell, President & CEO
         Richard I. Linhart, Executive V.P./C.O.O.

                      FOR IMMEDIATE RELEASE: APRIL 11, 2003


ARLINGTON, VA, (BUSINESS WIRE)--April 11, 2003--James Monroe Bancorp, Inc. (Nasdaq: JMBI - news) today announced first quarter earnings of $464,000, an increase of 117% over first quarter 2002 earnings of $214,000. On a fully diluted per share basis, the $.24 per share for the first quarter of 2003 represents a significant increase of 71% over the $.14 per share earned for the first quarter of 2002. Return on average equity was 9.79% first quarter of 2003 compared to 7.13% for the same period a year ago.

Total assets as of March 31, 2003, were $248,349,000, an increase of 61% over the $154,094,000 asset level at March 31, 2002. Deposits grew 64% over the same period, from $136,462,000 to $223,318,000. Loan growth was also steady, increasing 36% from $97,798,000 to $133,480,000 at the end of the first quarter in 2003.

John Maxwell, President and CEO, stated, "We are very proud of the strong growth in earnings and assets we have achieved. We feel that our new mortgage operation, opened in February 2003, will be a valuable contribution to our income growth."

The Company also announced that the Board of Directors of James Monroe Bancorp, Inc. has authorized a 5-for-4 stock split in the form of a 25% stock dividend for shareholders of record on April 25, 2003, payable May 16, 2003. The per share amounts in the accompanying financial highlights do not reflect the pending stock split.

David Pijor, Chairman of James Monroe Bancorp, Inc., stated "Our consistent record of asset growth combined with increasing profitability has enabled us to reward our shareholders with the stock dividend. We appreciate their confidence in the Company, and look forward to continued success in growing our market share in Northern Virginia."

James Monroe Bank is a full-service community bank and a wholly owned subsidiary of James Monroe Bancorp, Inc. The Bank has locations in Arlington, Annandale, Leesburg (2), and Fairfax City. The Company's common stock is traded on the Nasdaq Small Cap Market under the symbol JMBI.

This press release contains forward-looking statements within the meaning of the Securities and Exchange Act of 1934, as amended, including statements of goals, intentions, and expectations as to future trends, plans, events or results of Company operations and policies and regarding general economic conditions. These statements are based upon current and anticipated economic conditions, nationally and in the Company's market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast, and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this discussion and the forward-looking statements are based, actual future operations and results in the future may differ materially from those indicated herein. Readers are cautioned against placing undue reliance on any such forward-looking statements. The Company's past results of operations do not necessarily indicate future results.

--------------------------------------------------------------------------------
                             FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
                          JAMES MONROE BANCORP, INC.
                                                  (Unaudited)
                                          Three Months Ended March 31,
                                        --------------------------------
($ IN THOUSANDS EXCEPT SHARE DATA)            2003            2002
                                        --------------------------------
RESULTS OF OPERATIONS:
Total interest income                     $   2,927       $    2,034
Total interest expense                          877              666
Net interest income                           2,050            1,368
Provision for loan and lease losses             178              181
Other income                                    149              145
Noninterest expense                           1,340            1,006
Income before taxes                             681              326
Net income                                      464              214

PER SHARE DATA:
Earnings per share, basic                $     0.25       $     0.15
Earnings per share, diluted              $     0.24       $     0.14
Weighted average shares
     outstanding-basic                    1,840,677        1,442,612
                -diluted                  1,961,460        1,515,366
Book value (at period-end)               $    10.52       $     8.38
Shares outstanding                        1,840,677        1,446,251

PERFORMANCE RATIOS (annualized):
Return on average assets                       0.83%            0.67%
Return on average equity                       9.79%            7.13%
Net interest margin                            3.90%            4.58%
Efficiency Ratio                              60.94%           66.49%

OTHER RATIOS:
Allowance for loan losses to total
     loans                                     1.13%            1.24%
Equity to assets                               7.79%            7.86%
Nonperforming loans to total
     loans                                     0.26%            0.27%
Net charge-offs to average loans               0.04%            0.00%

                             FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
                          JAMES MONROE BANCORP, INC.

                                                March 31        March 31
($ IN THOUSANDS)                                  2003            2002
                                               --------------------------------
ASSETS
Cash and due from banks                        $ 24,387        $  9,145
Federal funds sold and cash equivalents          24,027          28,571
Investment securities available-for-sale         65,066          17,369
Mortgages held for sale                             206              --
Loans                                           133,480          97,798
Less:Allowance for loan losses                   (1,513)         (1,212)
Other assets                                      2,696           2,423
                                               --------        --------
TOTAL ASSETS                                   $248,349        $154,094
                                               ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest bearing deposits                  $ 70,745        $ 39,994
Interest-bearing deposits                       152,573          96,468
                                               --------        --------
          Total deposits                        223,318         136,462
Company-obligated preferred trust securities      5,000           5,000
Other liabilities                                   674             518
                                               --------        --------
          Total liabilities                     228,992         141,980
Shareholders' equity                             19,357          12,114
                                               --------        --------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $248,349        $154,094
                                               ========        ========


                             FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------
                          JAMES MONROE BANCORP, INC.

                                               Three Months Ended March 31,
                                               ----------------------------
($ IN THOUSANDS)                                  2003               2002
                                               ---------          ---------
AVERAGE BALANCES
Assets                                          $226,106           $129,363
Earning assets                                   213,320            121,174
Loans                                            128,255             92,467
Deposits                                         201,435            116,260
Shareholders' equity                              19,219             12,165